                                                                   EXHIBIT 10.16

                           SECOND AMENDMENT TO LEASE

This Second Amendment to Lease is attached to and forms a part of that certain Lease dated March 10, 1999 and Lease Amendment Number One dated March 10, 1999 (hereinafter collectively called the "Lease"), made this 12th day of October, 2000 between SPIEKER PROPERTIES, L.P., a California limited partnership, as Landlord and MULTILINK TECHNOLOGY CORPORATION, a California corporation as Tenant, for the Premises commonly known as Garden Level in the building located at 2850 Ocean Park Boulevard, Santa Monica, California 90405.

Effective October 12, 2000, the Lease will be amended as follows to provide for the renewal of term and the expansion of premises.

RENEWAL PREMISES
----------------

Building. 2850 Ocean Park Boulevard, Santa Monica, California.
--------

Renewal Premises. The Renewal Premises to include that portion of the Building
----------------
consisting of approximately 4,681 rentable square feet commonly referred to as Garden Level, Suite 330 consisting of approximately 2,361 rentable square feet and Suite 335 consisting of approximately 2,635 rentable square feet, as shown on the attached Exhibit "A."

Renewal Term. The renewal term shall commence October 1, 2000 and expire
------------
December 31, 2005.

Monthly Base Rent. The monthly full service gross Base Rent for the Renewal
-----------------
Premises shall be as follows:

     October 1, 2000 - December 31, 2001          $27,579.45 per month ($2.85/rsf)
     January 1, 2002 - December 31, 2002          $28,643.92 per month ($2.96/rsf)
     January 1, 2003 - December 31, 2003          $29,805.16 per month ($3.08/rsf)
     January 1, 2004 - December 31, 2004          $30,966.40 per month ($3.20/rsf)
     January 1, 2005 - December 31, 2005          $32,224.41 per month ($3.33/rsf)

EXPANSION PREMISES
------------------

Building:  2850 Ocean Park Boulevard, Santa Monica, California.
--------

Premises:  The Premises to include that portion of the Building consisting of
--------
approximately 19,924 rentable square feet commonly referred to as Suite 100 which is not cross hatched on the attached Exhibit "B."

Expansion Term. The term shall commence on the earlier of (a) occupancy by
--------------
Tenant of more than 3,000 useable square feet of the Expansion Premises for business purposes or (b) thirty (30) days following Landlord's "delivery," as such term is defined in the Paragraph below entitled "Alterations," of the Expansion Premises to Tenant, whether or not Tenant commences business therefrom (the "Expansion Premises Commencement Date"), and expire on December 31, 2005.

If for any reason Landlord cannot deliver possession of the Expansion Premises to Tenant on or prior to January 1, 2001, despite using Landlord's reasonable good faith efforts and subject to delays caused by Tenant or by events beyond Landlord's control and other force majeure events, including, but not limited to, strikes, material shortages, delays of governmental agencies or Acts of God, which delays will not be cause for termination hereunder, Tenant may, by written notice to Landlord, terminate the Lease and this Second Amendment and Tenant shall thereafter have one hundred eighty (180) days to vacate the Renewal Premises. Tenant shall be liable for Rent for the Renewal Premises for the period commencing October 1, 2000 until the termination date.

Upon Landlord's request, Tenant shall promptly execute and return to Landlord an accurate "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the

Expansion Premises and to the determination of the Expansion Premises Commencement Date in accordance with the terms of this Second Amendment to Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Expansion Premises or affect determination of the Expansion Premises Commencement Date.

Monthly Base Rent. The monthly full service gross Base Rent for the Expansion
-----------------
Premises shall be as follows:

     Expansion Premises
     Commencement Date - December 31, 2001     $56,783.40 per month ($2.85/rsf)
       January 1, 2002 - December 31, 2002     $58,975.04 per month ($2.96/rsf)
       January 1, 2003 - December 31, 2003     $61,365.92 per month ($3.08/rsf)
       January 1, 2004 - December 31, 2004     $63,756.90 per month ($3.20/rsf)
       January 1, 2005 - December 31, 2005     $66,346.92 per month ($3.33/rsf)

REMAINING PROVISIONS APPLICABLE RENEWAL PREMISES & EXPANSION PREMISES:
---------------------------------------------------------------------

Tenant's Proportionate Share of Building:  Tenant's percentage Proportionate
----------------------------------------
Share of Building for the Renewal Premises and Expansion Premises shall be
20.55%

Base Year for Operation Expenses.  Base Year for the Renewal Term and Extension
--------------------------------
Term shall be calendar year 2001.

Proposition 13 Protection.  Despite any other provision of this Lease, if any
-------------------------
sale, refinancing, or change in ownership of the Project is consummated and, as a result, all or part of the Project is reassessed ("Reassessment") for real estate tax purposes by the appropriate government authority under the terms of Proposition 13 (as adopted by the voters of the State of California in the June 1978 election) or any similar statute, the terms of this Paragraph shall apply.


     I. For purposes of this Paragraph the term "Tax Increase" shall mean that portion of the Taxes, as calculated immediately following the Reassessment that is attributable solely to the Reassessment. Accordingly, a Tax Increase shall not include any portion of the Taxes, as calculated immediately following the Reassessment, that is:

          (1) Attributable to the initial assessment of the value of the Project, the base, shell and core of the Project, or the tenant improvements located in the Project;

          (2) Attributable to assessments pending immediately before the Reassessment, but not otherwise excludable, that were conducted during, and included in, that Reassessment or that otherwise rendered unnecessary following the Reassessment;

          (3)  Attributable to the annual inflationary increase in Taxes; or

          (4) Part of Taxes incurred or considered to be incurred during the applicable Base Year as determined under this Lease.

     II. Tenant shall not be obligated to pay the portion of any Tax Increase relating to any Reassessment of the Project in accordance with the following schedule:

          Date of Reassessment Event             Percent of Tax Increase Which
          --------------------------             Tenant is Protected Against Due
                                                 to Reassessment Event
                                                 ---------------------

          Expansion Premises
          Commencement Date - December 31, 2001             100%
          January 1, 2002 - December 31, 2002                80%
          January 1, 2003 - December 31, 2003                60%
          January 1, 2004 - December 31, 2004                40%
          January 1, 2005 - December 31, 2005                20%

     III. The amount of Taxes that Tenant is not obligated to pay or shall not be obligated to pay during the Term in connection with a particular Reassessment under the terms of this Paragraph shall be referred to as the Proposition 13 Protection Amount. If a Reassessment is reasonably forseeable by Landlord and the Proposition 13 Protection Amount attributable to that Reassessment may be reasonably quantified or estimated for each Lease Year beginning with the Lease Year in which the Reassessment will occur, the terms of this Paragraph shall apply to each such Reassessment. "Lease Year" shall be defined as each 12-month period commencing on January 1, 2001. On notice to Tenant, Landlord shall have the right to purchase the entire Proposition 13 Protection Amount relating to the applicable Reassessment ("Applicable Reassessment"), at any time during the Term, by paying to Tenant an amount equal to the "Proposition 13 Purchase Price," as defined below, for the Applicable Reassessment as long as the right of any successor of Landlord to exercise its right of repurchase under this Lease shall not apply to any Reassessment that results from the event under which that successor became Landlord under this Lease. As used in this Lease, the term "Proposition 13 Purchase Price" shall mean the present value of the Proposition 13 Protection Amount remaining during the Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. The present value shall be calculated by:

               (1) Using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of that Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year) at the amounts to be discounted, and

               (2) Using discount rates for each amount to be discounted equal to.

                    (A) The average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant using the rates in effect as of Landlord's exercise of its right to purchase, as set forth in this Paragraph; plus

                    (B)  one percent (1%) per annum.

               On payment of the Proposition 13 Purchase Price, subparagraph (a) of this Paragraph shall not apply to any Taxes attributable to the Applicable Reassessment. Because Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, an adjustment shall be made when a Reassessment occurs. If Landlord has underestimated the Proposition 13 Purchase Price, Landlord shall, on notice to Tenant, credit Tenant's Rent next due with the amount of that underestimation (and Landlord's successor in interest shall be bound by any such underestimation). If Landlord has overestimated the Proposition 13 Purchase Price, Landlord shall, on notice to Tenant, increase Tenant's Rent next due by the amount of the overestimation

Occupancy Density.  Notwithstanding anything to the contrary contained in this
-----------------
Lease, the Occupancy Density shall be five (5) persons per 1,000 rentable square feet. "Occupancy Density" shall mean the number of full time employees of Tenant who are primarily located at the Premises but specifically not including invitees, visitors, contractors, consultants or employees temporarily visiting from other locations. Notwithstanding anything to the contrary contained herein, in the event the Occupancy Density in the Renewal Premises and Expansion Premises during the Term exceeds 5 people per 1,000 rentable square feet (currently 148 people) in the Renewal Premises and Expansion Premises (the "5 Threshold Figure") at any time, from and after the date the Occupancy Density first exceeds the 5 Threshold Figure, the Base Rent shall be increased by an amount equal to $.05 per rentable square foot of the Renewal Premises and Expansion Premises per month for the balance of the Term, regardless of whether the Occupancy Density is thereafter decreased below the 5 Threshold Figure. In the event the Occupancy Density in the Renewal Premises and Expansion Premises during the Term exceeds 6 people per 1,000 rentable square feet (currently 178 people) in the Renewal Premises and Expansion Premises (the "6 Threshold Figure") at any time, from and after the date the Occupancy Density first exceeds the 6 Threshold Figure, the Base Rent shall be increased by an amount equal to $.10 per rentable square foot of the Renewal Premises and Expansion Premises per month for the balance of the Term, regardless of whether the Occupancy Density is thereafter decreased below the 6 Threshold Figure. In the event the Occupancy Density in the Renewal Premises and Expansion Premises during the Term exceeds 7 people per 1,000 rentable square feet (currently 207 people) in the Renewal Premises and Expansion Premises (the "7 Threshold Figure") at any time, from and after the date the Occupancy Density first exceeds the 7 Threshold Figure, the Base Rent shall be increased by an amount equal to $.20 per rentable square foot of the Renewal Premises and Expansion Premises per month for the balance of the Term, regardless of whether the Occupancy Density is thereafter decreased below the 7 Threshold Figure.

Parking.  Tenant shall have the right, but not the obligation, to lease up to
-------
3.5 unreserved parking spaces for every one thousand (1,000) rentable square feet of the Premises leased, from time to time, at the current market rate which is $60.00 per space per month exclusive of city taxes. This parking right shall replace all previous rights granted in the Lease and subsequent Amendments. Tenant may convert up to thirty-seven (37) of the total spaces to reserved parking in the subterranean parking lot at 2850 Ocean Park Boulevard. The reserved parking shall be in the form of seven (7) single spaces at the reserved rate of $85.00 per space per month, exclusive of city taxes, and fifteen (15) tandem stalls (30 spaces) at the reserved rate of $120.00 per tandem stall per month exclusive of city taxes. Tenant may change the amount of spaces leased by Tenant from time to time, including reserved spaces, upon thirty (30) days prior written notice.

Right at First Offer.  Provided Tenant is not in default of any terms and
--------------------
conditions of this Lease beyond all applicable notice and cure periods, Tenant shall have a continuous right of first offer to lease the Right of First Offer Space detailed below throughout the Expansion Term at the then current prevailing market terms and conditions.

          First Offer Space
          -----------------

          Suite 150               Approximately 24,921 rentable square feet -
                                  Subordinate to the lease to be signed
                                  concurrently with Tenant
          Suites 230-270-280-290  Approximately 8,775 rentable square feet
          Suite 292               Approximately 3,229 rentable square feet

          Suite 325           Approximately 3,240 rentable square feet

          Second Offer Space (Subordinate to Vizional Technologies rights)
          ----------------------------------------------------------------

          Suite 225           Approximately 12,364 rentable square feet

Landlord shall notify Tenant in writing of the availability of space and the terms and conditions upon which Landlord is willing to lease such additional space to a third party tenant. The proposed terms and conditions shall be based upon comparable lease transactions within the Santa Monica Business Park which have occurred during the previous six months, adjusted for differences in size, location, length of term, level of existing improvements, tenant improvement allowance provided, length of buildout, as applicable, commissions paid and any other concessions. The proposed terms and conditions shall also be modified to reflect changes which have occurred in the Santa Monica market since the comparable deals were completed, as applicable, and adjusted to reflect a term that is coterminous with the First Offer Space. Tenant shall have five (5) business days after such determination to notify Landlord in writing of Tenant's desire to exercise Tenant's right of first offer on the terms and conditions as set forth above. In the event Tenant fails to give Landlord notice of Tenant's election to lease such additional space within such time period, Tenant shall have no further right, title or interest in such additional space and this right of first offer shall terminate with respect to the space identified in such notice. If, on the other hand, Tenant exercises its right of first offer in the manner prescribed, Tenant shall immediately deliver to Landlord payment for the first month's rent for such additional space (in the same manner as provided for in this Lease), and the lease for such additional space shall be consummated without delay in accordance with the terms and conditions set forth in Landlord's notice and shall be coterminous with this Lease. Notwithstanding anything to the contrary herein contained, Tenant's right to the first offer premises shall be conditioned upon the following: (i) at the time Tenant agrees to accept the first offer premises and at the time of the commencement of the term for the first offer premises, Tenant shall be in possession of and occupying at least ninety percent (90%) of the primary premises for the conduct of its business therein and not more than ten percent (10%) of the same shall be occupied by any assignee, subtenant or licensee and, provided further, that the option for additional space shall be applicable hereunder only if the first offer premises will actually be occupied by Tenant and (ii) the agreement of acceptance shall constitute a representation by Tenant to Landlord, effective as of the date of the agreement of acceptance and as of the date of commencement of the lease for the first offer premises, that Tenant does not intend to assign the lease for the first offer premises, in whole or in part or sublet all or any portion of the Premises, the election to expand being for the purpose of utilizing the first offer premises for Tenant's purposes in the conduct of Tenant's business therein.

Advance Rents/Security Deposit.  Tenant shall remit the first month's Base Rent
------------------------------
for the Expansion Premises in the amount of $56,793.40 at such time as this Second Amendment is executed and returned to Landlord. Additionally, upon execution, Tenant shall increase the existing cash Security Deposit of $19,135.70 or provide a Letter of Credit in an amount equal to $197,142.66.

1. Delivery of Letter of Credit. In accordance with the provisions of this Section, if at any time during the Expansion Term Tenant elects to provide a Letter of Credit in lieu of a cash Security Deposit, Tenant shall have the option to deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit ("LOC") in the amount specified above (the "LOC Amount") for an initial term of the LOC of one (1) year and thereafter shall renew automatically from year to year through 30 days beyond the expiration date of this Lease or any extension thereto. Landlord shall use its best efforts to return the cash Security Deposit as expeditiously as possible, which shall be delivered to Tenant no later than fifteen (15) days after receipt of an LOC which satisfies the requirements set forth herein. The LOC shall be in a form reasonably acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and reasonably acceptable to Landlord. The LOC shall survive termination of this Lease. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project, the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord's transfer or assignment of the LOC Security Deposit and/or the LOC to such transferee or mortgagee.

2. Replacement of Letter of Credit. Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (a) becomes effective before expiration of the LOC that it replaces; (b) is in the required LOC amount; (c) is issued by an LOC bank reasonably acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph.

3. Landlord's Right to Draw on Letter of Credit. The LOC shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Landlord shall hold the LOC as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, draw on all or any portion of the LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 30 (Right of Landlord to Perform Tenant's Covenant); and/or (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default. The use, application or retention of the LOC, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the LOC and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If Tenant fails to renew or replace the LOC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.

4. LOC Security Deposit. Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the "LOC Security Deposit") in accordance with Paragraph 19 of the Lease.

5. Restoration of Letter of Credit and LOC Security Deposit. If Landlord draws on all or any portion of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of the LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph; or (b) reinstate the LOC to the full LOC Amount, and Tenant's failure to do so shall be a default under this Lease.

Financial Statements.  Article 17 of the Lease shall be modified to reflect
--------------------
that, during the lease term, upon Landlord's written request, Tenant shall provide Landlord with the most recent audited financial statements prepared in the ordinary course of business which statements shall be furnished to Landlord following Landlord's execution of a commercially reasonable confidentiality agreement, but not more often than two (2) times per year.

Services and Utilities.  The last sentence of Article 15B of the Lease is hereby
----------------------
deleted in its entirety and replaced with the following:

"In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or fifteen (15) business days in any twelve (12) month period following Landlord's receipt of written notice from Tenant (the "Eligibility Period") as a result of any (i) repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform and which was required by this Lease (which is not necessitated by the negligence of Tenant or its employees, agents, contractors or invitees) and which substantially interferes with Tenant's use of the Premises, and (ii) interruption in any of the following building services required to be provided by Landlord (so long as it is not due to the fault or neglect of Tenant, its agents, employees, contractors or invitees): heating, ventilation and air conditioning, electrical services, janitorial service or water or any other "essential" building service (each such circumstance to be known as an "Abatement Event"), then Tenant's rent and parking charges shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises, that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent for the entire Premises and all of Tenant's parking charges shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the rent and parking charges allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence. Notwithstanding anything to the contrary contained herein, the terms of Article 23 and 24 shall govern and control Tenant's right to any rental abatement as a result of any event covered by Article 23 or 24 below."

Commission.  Landlord shall pay a commission to Westmac Commercial Brokerage
----------
Company who has represented Tenant in this transaction. The commission shall be equal to four percent (4%) of the total Basic Monthly Rent payable pursuant to this Second Amendment to Lease for the Renewal Premises and Expansion Premises. One half of the total commission shall be paid to Westmac upon full execution and delivery of this Amendment and the second half shall be paid to Westmac upon the Expansion Premises Commencement Date.

Services and Utilities.  Notwithstanding anything to the contrary contained in
----------------------
the Lease, Paragraph 15A of the Lease is hereby deleted in its entirety and replaced with the following:

"Subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord shall furnish to the Premises during Business Hours (but exclusive, in any event, of Saturdays and Sundays and generally recognized legal holidays), water for kitchen, lavatory and drinking purposes and electricity, heat and air conditioning as usually furnished or supplied for use of the Premises for reasonable and normal office use (consistent with other tenants in the Building). Notwithstanding the foregoing, and subject to all of the other terms and conditions of this Lease, water, elevator service and electricity shall be furnished or supplied for use of the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year. The term "Business Hours" shall mean 7:00 a.m. to 6:00 p.m., Monday through Friday.

Landlord shall provide as part of Operating Expenses adequate electrical wiring, facilities and power for normal general office use as reasonably determined by Landlord (but not including above-standard or continuous cooling for excessive heat-generating machines, excess lighting or equipment), and elevator service, which shall mean service either by non-attended automatic elevators or elevators with attendants, or both, at the option of Landlord. For purposes of this Paragraph, the term "power for normal general office use" shall equal approximately five (5) watts connected load per usable square foot of the premises on an annual basis.

Tenant shall have the right to install its own supplemental air-conditioning unit (the cost of which, if installed concurrently with the construction of the Tenant Improvements, may be applied against any unused tenant improvement allowance), provided that Landlord approves the installation of such unit and the same does not interfere with the operation systems and equipment, including without limitation, the Building heating, ventilation and air-conditioning systems (as determined by Landlord in its reasonable discretion); provided, however, (i) Tenant shall be solely responsible for all costs relating to the installation and operation of such unit, and shall, upon Landlord's request, Tenant shall remove such unit upon the expiration or earlier termination of the Term, (ii) Tenant shall cause such unit to be separately metered at Tenant's expense, and (iii) Tenant shall pay Landlord the then current monthly roof rental rates associated with supplemental air-conditioning units, which is currently $250.00 per unit per month. Landlord shall provide janitorial services five (5) days per week which are comparable to services provided by comparable buildings in the vicinity of the Building.

Landlord agrees to provide a card key access system to control access to the Building's parking facility and for after-hours access to the Building. Furthermore, Landlord will maintain reasonable security measures at the Project, as determined by Landlord in its reasonable discretion given the character and nature of the Project. Subject Landlord's approval as to the method of installation and type of security system, Tenant shall have the right to install its own security system and/or personnel provided (i) Landlord and its agents, representatives and employees shall be able to reasonably access the Premises for any purposes for which Landlord is entitled to access the Premises under this Lease (including, without limitation, for emergency purposes), (ii) the same does not interfere with the Building systems or equipment, (iii) Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, loss, damage or expenses suffered by Landlord resulting from or arising out of the installation of said security system or maintenance of security personnel, and (iv) upon Landlord's request, Tenant shall remove any such system upon the expiration or earlier termination of this Lease and repair any damage caused by such removal.

Landlord shall provide after-hours heating or air-conditioning, at Tenant's request and Tenant shall pay to Landlord a reasonable charge for such services as reasonably determined by Landlord (which charge is currently $25.00 per unit/zone per hour, such charge to include Landlord's actual cost plus a reasonable administration fee). Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the reasonable, non-discriminatory regulations and requirements which Landlord may prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system (other than standard general office equipment), Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord within thirty (30) days after demand by Landlord.

In the event that Tenant requires utilities (other than electricity, water and HVAC) and/or services in excess of what Landlord is required to provide during Business Hours, Landlord agrees to use its commercially reasonable efforts to provide such extra utilities and services, and Tenant agrees to pay to Landlord its then standard charge for any such extra utilities or services."

Operating Expenses.  Notwithstanding anything to the contrary contained in the
------------------
Lease, the following shall be added to the end of Paragraph 7(A):


"Landlord (i) shall not collect or be entitled to collect from Tenant an amount in excess of Tenant's Proportionate Share of one hundred percent (100%) of the Operating Expenses actually paid or incurred by Landlord; and (ii) shall reduce the amount of the Operating Expenses by any refund or discount received by Landlord in connection with any expenses previously included in the Operating Expenses (such reduction to be credited to Tenant in the year in which the refund or discount is received by Landlord). The deductible portion of any repair costs covered by earthquake insurance shall be amortized over a ten (10) year period. Notwithstanding the foregoing, for purposes of this Lease, the Operating Expenses shall not, however, include:

        (1) bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in the Operating Expenses) or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;

        (2) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, sublease and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Project;

(3) costs of inspecting and correcting defects in the Project (including without limitation, defects discovered as a result of earthquake damage and any other patent or latent defects in the Project) and costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project;

(4) the cost of providing any service directly to and paid directly by any tenant;

(5) any costs expressly excluded from the Operating Expenses elsewhere in this Lease;

(6) costs of any items (including, but not limited to, costs incurred by Landlord for the repair or damage to the Project or Building) to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be deducted from the Operating Expenses in the year in which received) or from a third party (such proceeds to be credited to the Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within the Operating Expenses of the Project);

(7) costs of a capital nature, including, without limitation, capital improvements, capital repairs and capital equipment, except for those (i) acquired to reduce the Operating Expenses (amortized at an annual rate reasonably calculated to equal the amount of the Operating Expenses to be saved in each calendar year throughout the Term of the Lease, as reasonably determined at the time Landlord elected to proceed with the capital improvement or acquisition of the capital equipment to reduce the Operating Expenses), together with interest at the actual interest rate incurred by Landlord, or (ii) incurred after the Term Commencement Date in order to comply with any governmental law or regulation that was enacted subsequent to the Term Commencement Date (but specifically not including any re-enactment or subsequent codification, local or otherwise, of any laws or regulations existing as of the Term Commencement Date, including without limitation, the Americans with Disabilities Act or any state or local codifications thereof) provided that such capital costs shall be amortized over their useful life, together with interest at the actual interest rate incurred by Landlord; all other capital expenditures and improvements shall be excluded from the Operating Expenses.

(8) rentals and other related expenses for leasing a HVAC system, elevators, other items (except when needed in connection with normal repairs and maintenance of the Project) which, if purchased, rather than rented, would constitute a capital improvement not included in the Operating Expenses pursuant to this Lease;

(9) depreciation, amortization and interest payments, except as specifically included in the Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(10) costs incurred by Landlord for alterations (including structural additions), repairs, equipment and tools which are a capital nature and/or which are considered capital improvements or replacements under generally accepted accounting principles, consistently applied, except as specifically included in the Operating Expenses pursuant to the terms of this Lease;

     (11) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, without charge;

     (12) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;

     (13) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis;

     (14) Landlord's general corporate overhead and general and administrative expenses, excluding on-site management to the level of Project director (and/or vice president responsible for the Project) and Project engineer and on-site accounting attributable to the Project, but including costs associated with the operation of the business of the ownership or entity which constitutes "Landlord," as distinguished from the costs of building operations, including, but not limited to, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, costs of any disputes between Landlord and its employees or with its Project management;

     (15) advertising and promotional expenditures, and costs of signs in or on the Project identifying the owner of the Project or other tenants' signs, except for Project directors or Project standard signage;

     (16) electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to "gross-up" as if the floor was vacant);

     (17) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due;

     (18) costs arising from Landlord's charitable or political contributions;

     (19) costs of installing, maintaining and operating any specialty service operated by Landlord, including without limitation, any luncheon club or athletic facility, or the repair thereof;

     (20) costs necessitated by or resulting from the gross negligence of Landlord, or any of its agents, employees or independent contractors;

     (21) any ground lease rental;

     (22) costs of capital acquisition of sculptures, paintings or other objects of art;

     (23) costs of earthquake insurance (except to the extent maintained in the Base Year);

     (24) notwithstanding any contrary provision of this Lease, including without limitation, any provision relating to capital expenditures, costs arising from the presence of "hazardous materials," "hazardous substances," and/or "toxic substances," as defined in any federal, state, county or local law, including asbestos, in or about the Building and the Project; and

     (25) management fees in excess of that charged by comparable buildings in the vicinity of the Building."

Indemnity. Landlord shall indemnify, defend and hold harmless Tenant from any
---------
loss, costs, liability, damage or expense resulting from the negligence or willful misconduct of landlord or its agents, servants, employees, contractors or licensees in connection with Landlord's activities with respect to the Project or from any default by Landlord under the terms of this Lease (except for damage to the tenant improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises to the extent such damage is covered by insurance Tenant is required to carry pursuant to Paragraph 8B.

Alterations. Notwithstanding the foregoing, Tenant shall have the right, without
-----------
consent of, but upon at least ten (10) business days' prior written notice (as provided under Paragraph 12.B of the Lease) to, Landlord, to make non-structural Alterations within the interior of the Premises (and which are not visible from the outside of the Premises), which do not impair the value of the Building, and which cost, in the aggregate, less than Twenty-Five Thousand Dollars ($25,000.00) in any twelve (12) month period during the Term of this Lease, provided that such Alterations shall nevertheless be subject to all of the remaining requirements of this Paragraph, including without limitation, subparagraphs (a) through (c) and payment of the administration fee referred to in Paragraph 12.A, other than the requirement of Landlord's prior consent. In addition, all Alterations shall be performed by duly licensed contractors or subcontractors reasonably acceptable to Landlord, proof of insurance shall be submitted to Landlord as required under Paragraph 8.B, and Landlord reserves the right to impose reasonable rules and regulations for contractors and subcontractors. Tenant shall, if requested by Landlord, promptly furnish Landlord with complete as-built plans and specifications for any Alterations performed by Tenant to the Premises, at Tenant's sole cost and expense. Prior to the commencement of the Alterations, Tenant shall be responsible for coordinating access to the Premises with Landlord for the completion of the Alterations. Any time Tenant proposes to make Alterations which require the consent of Landlord pursuant to this Section, Tenant's notice regarding the proposed Alterations shall be provided together with the plans and specifications for the Alterations, and Landlord shall approve or disapprove of the same within fifteen (15) business days after its receipt of all of the same; provided, however, with respect to the initial Alterations and any initial Alterations in any First Offer Space, the fifteen (15) business day period shall be reduced to five (5) business days

Tenant Improvements. Landlord shall contribute a tenant improvement allowance
-------------------
equal to Two Hundred Ninety-Six Thousand and Ten Dollars ($296,010.00) to be credited by Landlord toward all costs and expenses of Tenant's design and construction of tenant improvements anywhere in the Premises provided that no credit shall be given to Tenant one (1) year after the Expansion Premises Commencement Date if Tenant does not invoice Landlord for the full amount of the tenant improvement allowance by such date. The tenant improvement allowance, or portions thereof, as applicable, shall be paid to Tenant within thirty (30) days after Tenant's submission of applicable invoices therefor to Landlord. Tenant may use up to $2.00 per usable square foot of the tenant improvement allowance for telephone and data cabling and moving expenses. Landlord shall charge an administration fee of three percent (3%) of the hard costs of the tenant improvements, which amount may be deducted from the tenant improvement allowance. Landlord shall, at its sole expense, demise the Expansion Premises from the remaining space on the ground floor of the Building. This work shall include the erection of walls between the two spaces, including drywall, mudding, taping, sanding and painting with building standard paint and shall include the separation of HVAC and electrical services within the two spaces. "Delivery" of the Expansion Premises shall mean the date Landlord has delivered possession of the Expansion Premises to Tenant with the demising of the wall, as set forth in the immediately prior two (2) sentences, completed.

Assignment and Subletting.  Notwithstanding anything to the contrary contained
-------------------------
in this Lease, Paragraphs 21(A) and (B) are hereby deleted in their entirety and replaced with the following:

        (1)     General. Tenant shall not assign or pledge this Lease or sublet
                -------
        the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "Transfer Notice") at least twenty (20) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Within twenty (20) days following Landlord's receipt of the Transfer Notice, Landlord shall notify Tenant in writing that Landlord elects either to consent or reasonably deny consent to the proposed assignment or sublease. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph applies.

(2)  Conditions of Landlord's Consent. Without limiting the other instances in
     --------------------------------
which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in a commercially reasonable form and substance reasonably satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would violate the Occupancy Density or Parking Density set forth in Paragraph 4 above; the proposed assignee or subtenant is a governmental agency with the power of condemnation or high foot traffic or otherwise of a character which is not consistent (in Landlord's reasonable opinion) with the professional image of the Building or the character of the other tenants therein; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation (as determined by Landlord in its reasonable discretion); the proposed assignee or subtenant is a person with whom Landlord is actively negotiating to lease space in the Project (which for purposes of this Lease, shall mean a written lease proposal or proposals setting forth the material business terms of a proposed lease have been exchanged within the immediately preceding three (3) month period between Landlord and the proposed transferee) or is a present tenant of the Project and the Landlord has comparable space within the Project available for such tenant; the assignment or subletting would entail any use of Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. At the option of Landlord, a surrender or termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's actual out-of-pocket costs for approving such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys' fees (not to exceed $1,500 in the aggregate).

(3)  Bonus Rent. Any Rent or other consideration realized by Tenant under any
     ----------
such sublease or assignment in excess of the Rent payable hereunder, after deducting any Subleasing Costs (defined below) incurred by Tenant in connection with said sublease or assignment (which Subleasing Costs shall be amortized over the term of said sublease or assignment), shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord. "Subleasing Costs" shall mean reasonable, out-of-pocket expenses for (i) any changes, alterations and improvements to the Premises in connection with the transfer, (ii) any brokerage commissions in connection with the transfer, (iii) any costs to buy-out or takeover the previous lease of a transferee, (iv) reasonable legal fees incurred in connection with the transfer including those fees and costs reimbursed to Landlord pursuant to this Lease, and (v) any other "out-of-pocket" monetary concessions reasonably provided in connection with the transfer including, but not limited to, tenant improvement or decorating allowances (collectively, the "Subleasing Costs").

(4)  Affiliate.  Notwithstanding anything to the contrary contained in this
     ---------
Section, neither (i) an assignment or subletting of all or a portion of the Premises (A) to an entity which is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease), (B) to a purchaser of all or substantially all of the assets of Tenant or of an entity which is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease), (C) to an entity which is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease), or (D) any transaction or series of venture funding or similar type transactions so long as effective management control of Tenant is not altered as a result thereof, (ii) said company or entity becoming a publicly traded on a regional or national stock exchange, (iii) a transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of Tenant or of an entity which is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease), nor (iv) the temporary use or occupancy of portions of the Premises (not to exceed 5,000 rentable square feet, in the aggregate) by a party or parties in connection with the transaction or business with Tenant or with an entity which is controlled by, controls or is under common control with Tenant (or with a valid assignee of this Lease), shall be subject to the Landlord's consent (collectively, such entities, purchasers, and parties shall be referred to herein collectively or individually as an "Affiliate"), provided such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. Tenant shall immediately notify Landlord of any such assignment, purchase, transfer, sublease, action, or use. For purposes of this Lease, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

     (5)  Landlord's Option as to Subject Space. Notwithstanding anything to the
          -------------------------------------
     contrary contained in this Paragraph, in the event Tenant contemplates a transfer (hereinafter, a "Transfer") of all or a portion of the Premises (other than to an Affiliate), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of reasonable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the contemplated Transfer (the "Contemplated Effective Date"), the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Paragraph 21 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter (or in the event of any other Transfer or Transfers entered into by Tenant as a subterfuge in order to avoid the terms of this Paragraph), Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space as of the Contemplated Effective Date until the last day of the term of the Contemplated Transfer as forth in the Intention to Transfer Notice (the "Recapture Term"), and during the Recapture Term, Tenant shall be relieved of its obligations under the terms of this Lease. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Paragraph, then, subject to the terms of Paragraph 21, for a period of six (6) months (the "Six Month Period") commencing on the last date of such twenty (20) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Six Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Paragraph. If Landlord elects to recapture as provided herein for less than all of the Premises or less than the entire Lease Term, Landlord shall return such space to Tenant at the end of the Recapture Term in the same condition when received if Tenant will be using the Contemplated Transfer Space in its then existing or substantially similar condition. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided in this Paragraph.

Early Entry into Premises.  Provided the Expansion Premises is vacant and in
-------------------------
Landlord's possession, Tenant may enter into the Expansion Premises prior to the Expansion Premises Commencement Date immediately following the execution and delivery of this Second

Amendment, solely for the purpose of installing furniture, trade fixtures, telephones, computers, photocopy equipment, and other business equipment, for construction and installation of tenant improvements therein and for the occupancy of not more than 3,000 usable square feet thereof for business purposes. Such early entry will not advance the Expansion Premises Commencement Date so long as Tenant does not commence business operations from more than 3,000 useable square feet of the Expansion Premises. All of the provisions of this Lease shall apply to Tenant during any early entry, including the indemnity in Section 8C, but excluding the obligation to pay Rent unless and until the earlier of (a) Tenant has commenced business operations from more than 3,000 useable square feet in the Expansion Premises, or (b) Expansion Premises Commencement Date, whereupon Rent shall commence in accordance with Section 2A above. Tenant shall not be obligated to pay any charges for electricity, HVAC, water, elevators, parking or access to loading docks during such early entry period. If Tenant is granted early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the premises or for any injury to Tenant or Tenant's Parties. Landlord shall have the right to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to this Lease.

Remaining Provisions. Notwithstanding the foregoing, the terms and conditions
--------------------
contained in the lease which have not been addressed in this amendment will remain in bill force and effect with respect to the Renewal Premises and Expansion Premises

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Second Amendment to Lease as dated below.


LANDLORD:                                     TENANT:

SPIEKER PROPERTIES L.P.,                      MULTILINK TECHNOLOGY CORPORATION,
a California limited partnership              a California corporation

By:   Spieker Properties, Inc.,
      a Maryland corporation


Its:  General Partner



By:   /s/ Thomas A. Herta                     By:  /s/ Richard N. Nottenburg
      --------------------------                 ----------------------------
          Thomas A. Herta                              Richard N. Nottenburg
Its:      Vice President                      Its:     President and CEO

Date:  10/18/00                               Date:  10/16/00
      --------------------------                   --------------------------